Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-144407) of our report dated December 11, 2007, relating to the financial statements of Biodel Inc. appearing in the Company’s Form 10-K for the year ended September 30, 2007.
/s/  BDO Seidman, LLP
New York, New York
December 21, 2007